Exhibit 99.1
REVA Hires VP of Clinical and Regulatory Affairs
Sydney, Australia and San Diego, California (Friday 25 February 2011, AEDT) — REVA Medical, Inc. (ASX: RVA) (“REVA” or the “Company”), which is developing a novel bioresorbable slide and lock drug-eluting coronary stent called ReZolve™, is pleased to announce that Jeffrey A. Anderson has joined the company’s executive team as Vice President of Clinical and Regulatory Affairs.
Mr. Anderson brings nearly 20 years of experience in the medical device industry and previously served in the same capacity for the company from 2004 to 2008. Prior to returning to REVA, he held positions of Vice President of Regulatory & Clinical Affairs and Vice President of Research and Development for Neomend, Inc., where he led the FDA PMA process for the Company’s advanced surgical-sealant products. Mr. Anderson brings a wealth of cardiovascular experience, having worked at Abbott Vascular, Jomed, CRS Clinical Research and Medtronic.
The addition of Mr. Anderson affirms REVA’s commitment to building a world-class organization in support of its business objectives. “We are delighted to welcome Jeff Anderson back to REVA to provide his leadership and guidance to our clinical programs as we prepare for the start of the Pilot Study, as well as more extensive clinical trials in the future,” commented the Company’s Chairman and CEO, Robert Stockman.
REVA additionally announces the following activities:
REVA will file its Appendix 4E Preliminary Final Report with the ASX on 28 February 2011, AEDT (or February 27, 2011 US EST).
REVA will participate in the Bioresorbable Scaffold Symposium featured at the Cardiovascular Research Technologies conference in Washington, DC on 29 February 2011, AEDT (or February 28, 2011 US EST). Dr. Greg L. Kaluza from the Skirball Center for Cardiovascular Research, Cardiovascular Research Foundation, will make the presentation.
A conference call with management is scheduled for 29 March 2011, AEDT (or Monday, March 28, 2011 US EDT) to discuss the Company’s financial results for the year ended December 31, 2010, and business its outlook. Robert Stockman, Chairman and CEO, will host the call. Details on how to access the conference call will be posted on the Company’s website ahead of the call.
About REVA
REVA is a development stage medical device company focused on the development and eventual commercialisation of its proprietary, bioresorbable stent products. REVA’s lead product, the ReZolve™ stent, combines REVA’s proprietary stent design with a proprietary polymer that is metabolised and cleared from the body. The ReZolve™ stent is designed to offer full x-ray visibility, clinically relevant sizing and a controlled and safe resorption rate. In
HEAD OFFICE: 5751 Copley Drive, Suite B, San Diego, CA 92111 • +1 (858) 966-3000 • +1 (858) 966-3099 (FAX) • www.revamedical.com
AUSTRALIAN OFFICE: Level 6, 175 Macquarie Street, Sydney, NSW 2000 • +61 2 9231 3322 • +61 9229 2727 (FAX) • ARBN 146 505 777

REVA Medical, Inc. — ASX Announcement	Page 2
addition, by early encapsulation of the stent in the artery tissue coupled with the loss of stent structure over time, the ReZolve™ stent may reduce the incidence of late forming blood clots, or thrombosis, a rare but serious problem associated with drug-eluting metal stents currently on the market. REVA is in the process of finalising the design of its ReZolve™ stent and intends to initiate a pilot human clinical trial in the second quarter of 2011. REVA will require regulatory approval before it can begin selling the ReZolve™ stent.
Forward-Looking Statements
This announcement contains forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation our expectations with respect to regulatory submissions and approvals such; our expectations with respect to our clinical trials, including enrolment in or completion of our clinical trials; our expectations with respect to the integrity or capabilities of our intellectual property position; our ability to commercialize our existing products; our ability to develop and commercialize new products; and our estimates regarding our capital requirements and financial performance, including profitability. Management believes that these forward-looking statements are reasonable as and when made. You should not place undue reliance on forward-looking statements because they speak only as of the date when made. REVA does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. REVA may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, described in “Risk Factors” in our Registration Statement on Form S-1 declared effective by the United States Securities and Exchange Commission (the “SEC”) on November 15, 2010. We may update our risk factors from time to time in “Part II, Item 1A. Risk Factors” in our Periodic Reports or other current reports filed with the SEC.

Investor Enquiries:	Media Enquiries:

United States:	Cannings Corporate Communications
Cheryl Liberatore; REVA Director, Corporate Development	Michael Mullane
+1 858 966-3045	+ 61 414 590 296

Australia:
David Allen or Alan Taylor, Inteq Limited
+61 2 9231 3322
HEAD OFFICE: 5751 Copley Drive, Suite B, San Diego, CA 92111 • +1 (858) 966-3000 • +1 (858) 966-3099 (FAX) • www.revamedical.com
AUSTRALIAN OFFICE: Level 6, 175 Macquarie Street, Sydney, NSW 2000 • +61 2 9231 3322 • +61 9229 2727 (FAX) • ARBN 146 505 777